SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2012

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6601 Center Drive West, Suite 500 Los Angeles, CA 90045 (Address of principal executive offices) Phone: (310) 997-2482 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 8.01                      OTHER EVENTS

On May 8, 2012, Anoteros, Inc., a Nevada corporation, (the “Company”) entered into that certain Settlement Agreement and General Mutual Release (“Settlement Agreement”) with several former officers, directors and founders (“Settling Parties”) of the Company. Pursuant to the terms and conditions of the Settlement Agreement, the Company agreed to release and hold harmless those individuals from any and all claims and demands the Company may have had against the Settling Parties and in return the Settling Parties agreed to released and hold harmless the Company from any and all demands the Settling Parties may have had against the Company. Further, the Settling Parties agreed to cancel and return to the Company treasury an aggregate of 13,173,839 shares of the Company’s common stock beneficially owned by the Settling Parties (the “Cancellation”), which represents 24.48% of the Company’s issued and outstanding shares. As soon as practical, the Company shall notify its transfer agent to cancel and return these shares back to the treasury of the Company. Accordingly, the Shares shall be available for issuance by the Company.

Further, on May 8, 2012, the Settling Parties agreed to enter into Lock-Up Agreements (the “Lock-Up Agreements”) with the Company covering the approximately 4,750,000 shares (the “Covered Shares”) still beneficially owned by the Settling Parties following the Cancellation. Pursuant to the terms of the Lock-up Agreements, the Settling Parties have agreed that each Settling Party will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase shares of the Company’s common stock. The Lock-Up period commences on the effective date of the Lock-Up Agreement and shall terminate on December 31, 2013. However, on June 30, 2013, an aggregate of 20% of the Covered Shares shall be released from the Lock-Up Agreement and be made available for resale by the Settling Party.

The foregoing summary description of the terms of the Settlement Agreement and Lock-Up Agreements may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Settlement Agreement and Lock-Up Agreements, this reference is made to such agreements, which are filed as Exhibits hereto and are incorporated herein by this reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.01	Settlement Agreement and Mutual General Release between the Company and the Settling Parties dated May 8, 2012.
10.02	Lock-Up Agreement between the Company and Michael Sinnwell Jr. dated May 8, 2012.
10.03	Lock-Up Agreement between the Company and Glenn Geller dated May 8, 2012.
10.04	Lock-Up Agreement between the Company and Marla Beans dated May 8, 2012.
10.05	Lock-Up Agreement between the Company and Tom Smith dated May 8, 2012.
10.06	Lock-Up Agreement between the Company and Gaden E. Griffin Family Trust dated May 8, 2012.
10.07	Lock-Up Agreement between the Company and Greg Geller dated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANOTEROS, INC.
Date: May 9, 2012	By: /s/ Michael Lerma
Michael Lerma
Chief Executive Officer